SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 14, 2015

YODLEE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36639	33-0843318
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3600 Bridge Parkway, Suite 200

Redwood City, California 94065

(Address of principal executive offices)

(650) 980-3600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) and (e)

On September 14, 2015, Eric Connors announced his resignation as the senior vice president of products of Yodlee, Inc. (“Yodlee” or the “Company”) to be effective as of September 15, 2015 (the “Termination Date”). Mr. Connors’ resignation was provided in connection with the Company’s plans to restructure its product team to align with market-driven customer needs.

In connection with Mr. Connors’ resignation, the Compensation Committee of the Board of Directors of the Company approved the terms and conditions of, and the Company intends to enter into, a Separation and Release of Claims Agreement (the “Agreement”) with Mr. Connors. The Agreement provides for, among others, the continuation of Mr. Connor’s base salary through September 30, 2015, the acceleration of the vesting of 25% of Mr. Connor’s then-outstanding stock options and restricted stock units that are unvested as of the Termination Date, and a mutual waiver and release of any and all claims against the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YODLEE, INC.
Date: September 18, 2015
	By:	/s/ Michael Armsby
Michael Armsby
Chief Financial Officer